Exhibit 99.1
PRESS RELEASE
INX Announces Results for 1ST Quarter Ended March 31, 2007
HOUSTON—(BUSINESS WIRE)—May 3, 2007—INX Inc. (Nasdaq: INXI) today announced financial results for its first quarter ended March 31, 2007.
In summary, for the quarter ended March 31, 2007 compared to the same period in the prior year:
•	Total revenue increased 73.7% to $45.6 million from $26.3 million.
▪	Products revenue increased 77.3% to $39.6 million from $22.3 million, with gross profit on products increasing 63.4% to $7.2 million, or 18.2% of products revenue compared to $4.4 million, or 19.8% of products revenue.

▪	Services revenue increased 53.7% to $6.1 million from $4.0 million, with gross profit on services revenue increasing 30.3% to $1.3 million or 21.2% of services revenue compared to $989,000, or 24.9% of services revenue.
•	Gross profit on total revenue increased 57.3% to $8.5 million, or 18.6% of total revenue compared to $5.4 million, or 20.6% of total revenue.

•	Operating income was $335,000 compared to a loss of $438,000.

•	Income from continuing operations was $304,000 compared to a loss of $524,000.

•	Net income was $366,000 compared to a net loss of $528,000.

•	Diluted earnings per share from continuing operations was $0.04 compared to a loss of $0.09.

•	Diluted earnings per share was $0.05 compared to a loss of $0.09.
Brian Fontana, INX’s Chief Financial Officer, commenting on the Company’s results, stated, “The Company posted strong growth of both products and services revenue for the quarter compared to the prior year period, and total revenue was slightly higher than the guidance we had provided. Almost all areas of our business produced excellent growth, with the most significant driver of growth being the operations we acquired in multiple transactions in mid-2005 and early 2006, which collectively grew 101% to represent 35% of total revenue for the quarter compared to 30% of total revenue for the prior year period. However, our mature operations, which we categorize as our operations in Texas together with our Federal government business, also posted solid growth of 53% compared to the prior year period. Our operating income margin percentage for the quarter, at 0.7% of revenue, remains well below the 4% to 7% target level that we believe is ultimately achievable, but showed considerable improvement on a year-over-year basis despite several unusual expense items. Operating income for the quarter, compared to the prior year period, improved by $773,000 to income of $335,000 compared to a loss of $438,000 in the prior year period due primarily to the substantial increase in revenue. Unusual items in the first quarter collectively had a negative impact on operating income of approximately $174,000. In addition, in comparison to the prior year quarterly results of continuing operations, the current period results were negatively impacted by the absorption of corporate-level expenses that in the previous year period were allocated to businesses that have now been sold in the approximate amount of $222,000.”
Commenting on the recent trends in the Company’s business, Mark Hilz, INX’s President and Chief Operating Officer, commented, “Overall, our business in the first quarter performed about as we had expected, although product sales were slightly higher and services revenues were slightly lower than we had expected. We continue to be pleased with how the acquisitions we made in mid-2005 and early 2006 have performed, while being less satisfied with the financial performance of the green-field startups in new regions, which we began in the second quarter of 2006. This prompted us to take steps that we felt would better position the Company to achieve our goal of improving operating profit margin percentage, including making selective cuts in staffing, and solidified our thinking that making acquisitions remains the preferred method of expanding geographically. In spite of making staffing cuts in certain select areas, we continued to invest in growth during the quarter in areas of the business that are performing well and where we see the potential for further growth. Overall, sales staffing increased by 2.6% to 79 employees and engineering staffing increased 10.7% to 134 employees during the quarter. We actually decreased combined management, operations and administrative staffing by 4 to 70 employees during the quarter, which was the result of our making selective cuts in order to position the Company to be able to meet its operating income margin percentage objectives later in the year. We incurred some unusual one-time costs and spent considerable internal engineering resources during the first quarter related to achieving our Master Unified Communications Certification from Cisco. This is a very important achievement for the Company, because INX is only the third Cisco Partner to have achieved this certification in the United States, and sets the Company apart from the competition in terms of competency in this important high-growth area.”
James Long, INX’s Chairman and CEO, stated, “During the first quarter we laid the foundation for moving forward in 2007 in a number of important respects. During the quarter we made substantial progress in a number of important areas, including achieving Cisco’s Master Unified Communications specialization, which we believe is going to be a key differentiator for us in a number of ways, including the ability to close additional high quality acquisitions, as well as improving our ability to win larger customers. We were pleased with total revenue growth for the quarter. The fact that we took some steps to better position the Company to reach our target operating profit margin percentage goal within the next several quarters actually increased expenses somewhat in the first quarter because of severance costs, and we also experienced several other unusual expense items in the quarter. Other than these unusual expense items and slightly lower service revenue than we had expected, the results were approximately in line with our expectations. Overall, INX’s organically generated revenue growth of over 70% was far greater than what we believe the overall industry growth rates to be, demonstrating that INX is continuing to gain market share in a growing market. Given our focus on improving operating profit margin percentage this year, we are pleased with our first quarter growth and with the overall improvement in the Company. The industry and market conditions continue to evolve as we have expected, and INX continues to be well positioned to take advantage of the macro trend of continued growth in the use of IP Telephony by enterprise organizations, and the change that trend is creating in the overall market for network infrastructure used by enterprise organizations.”
OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
As stated in our previous beginning-of-the-year update, we continue to believe our efforts towards creating a national presence, along with both the increasing complexity and use of enterprise-class IP communications systems will result in continued growth opportunities for INX over the next several years. One of our long-term goals continues to be improving profit ability at a faster rate than the growth of revenue in order to improve operating profit margin percentage. As we have previously described, in 2005 and early 2006, we decided to make strategic investments that increased operating costs near-term in order to better position INX to take advantage of the long-term market opportunity we believe exists. We are beginning to realize a return on these investments, and we believe we will continue to realize additional benefits going forward. For 2007, one of our primary objectives is to improve operating profit margin percentage, with a goal of achieving at least the lower end of our target range of 4%-7% for operating income margin percentage by approximately the end of 2007.
For the second quarter ending June 30, 2007, we expect total revenue in the range of approximately $46 million to $48 million, which represents growth of approximately 16% to 24% compared to revenue of $38.7 million for the prior year period, and we expect to be profitable for the second quarter.
As previously stated, on a longer-term basis, one of our primary financial goals is to improve our operating profit margin percentage. We believe this will result primarily from an increasing mix of services revenues, improving gross margin on services revenue and improving financial performance of our newer offices. In addition, we expect some degree of leverage of certain categories of our operating expenses to contribute to improving operating profit margin going forward.
We continue to expect revenue growth for the full year in 2007. We base this expectation on our belief that the market and industry will continue to grow in the remainder of the year; that we will continue to gain market share; that the average size of our customers will continue to increase, and because of the investments we have made for growth, including the opening of additional markets and hiring of additional sales staff over the past year.
CONFERENCE CALL AND WEBCAST:
An investor conference call will be held by the Company today, May 3, 2007, starting at 4:30 p.m. Eastern Daylight Time to discuss the results and the Company’s outlook for the future, as well as provide an opportunity to answer investors’ questions in a public format. The call is expected to last approximately 60 minutes.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.
To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.INXI.com/Webcasts/1Q07call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.
Beginning approximately one hour after the end of the conference call and ending on June 3, 2007, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call will also be available by the following morning, and until June 3, 2007, for listening via the Internet from the Company’s web site at www.INXI.com/Webcasts/1Q07call.

SAFE HARBOR STATEMENT:
The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to finance its business operations.

•	The Company’s ability to successfully market its new RouteStep Communications products.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K for 2006, which the Company makes available on its web site in PDF format at www.INXi.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of May 3, 2007, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (NASDAQ: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.INXi.com.
CONTACT:
INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(In thousands, except share and
	Per share amounts)
Revenue:
Products	$39,550	$22,311
Services	6,093	3,965

Total revenue	45,643	26,276

Cost of products and services:
Products	32,332	17,893
Services	4,804	2,976

Total cost of products and services	37,136	20,869

Gross profit	8,507	5,407
Selling, general and administrative expenses	8,172	5,845

Operating income (loss)	335	(438)
Interest and other income (expense), net	(24)	(85)

Income (loss) from continuing operations before income taxes	311	(523)
Income tax expense	7	1

Net income (loss) from continuing operations	304	(524)
Income (loss) from discontinued operations, net of income taxes	62	(4)

Net income (loss)	$366	$(528)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.04	$(0.09)
Income (loss) from discontinued operations, net of income taxes	0.01	—

Net income (loss) per share	$0.05	$(0.09)

Diluted:
Income (loss) from continuing operations	$0.04	$(0.09)
Income (loss) from discontinued operations, net of income taxes	0.01	—

Net income (loss) per share	$0.05	$(0.09)

Shares used in computing net income (loss) per share:
Basic	6,662,839	6,047,840

Diluted	7,729,681	6,047,840

INX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,915	$1,795
Accounts receivable, net of allowance of $225 and $299	39,248	42,424
Inventory	1,989	1,157
Other current assets	1,818	2,086

Total current assets	44,970	47,462
Property and equipment, net of accumulated depreciation of $2,717 and $2,414	4,108	3,854
Goodwill	11,416	10,891
Intangible and other assets, net of accumulated amortization of $1,314 and $1,264	258	313

Total assets	$60,752	$62,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$1,013	$4,609
Accounts payable	30,193	28,798
Accrued expenses	4,694	5,038
Other current liabilities	1,284	1,385

Total current liabilities	37,184	39,830

Other long-term liabilities	145	306
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 6,755,625 and 6,603,070 shares issued	68	66
Additional paid-in capital	31,006	30,598
Common stock issuable	263	—
Retained deficit	(7,914)	(8,280)

Total stockholders’ equity	23,423	22,384

Total liabilities and stockholders’ equity	$60,752	$62,520